Beneficial Owner	Options Contracts	Sell to Open or Buy to Close	Number of Contracts	Transaction Date	Price per Contract (including commission)	How Effected
Wasatch Long/Short Fund	Silicon Graphics International Corp. Call Opt. $16 111217	Sell to Open	1,000	11/8/2011	127.50	Open Market
Wasatch Long/Short Fund	Silicon Graphics International Corp. Call Opt. $15 111217	Sell to Open	600	11/10/2011	95.00	Open Market
Wasatch Long/Short Fund	Silicon Graphics International Corp. Call Opt. $15 111217	Sell to Open	20	11/16/2011	115.00	Open Market
Wasatch Long/Short Fund	Silicon Graphics International Corp. Call Opt. $15 120317	Sell to Open	777	12/6/2011	160.00	Open Market
Wasatch Long/Short Fund	Silicon Graphics International Corp. Call Opt. $15 120317	Sell to Open	425	12/12/2011	155.29	Open Market
Wasatch Long/Short Fund	Silicon Graphics International Corp. Call Opt. $15 120317	Sell to Open	198	12/13/2011	170.00	Open Market
Wasatch Long/Short Fund	Silicon Graphics International Corp. Call Opt. $16 111217	Buy to Close	1,500	12/13/2011	8.50	Open Market
Wasatch Long/Short Fund	Silicon Graphics International Corp. Call Opt. $16 111217		500	12/17/2011	0.00	Expired
Wasatch Long/Short Fund	Silicon Graphics International Corp. Call Opt. $16 111217		1,500	12/17/2011	0.00	Expired
Wasatch Long/Short Fund	Silicon Graphics International Corp. Call Opt. $16 111217		1,000	12/17/2011	0.00	Expired
Wasatch Long/Short Fund	Silicon Graphics International Corp. Call Opt. $16 111217		1,000	12/17/2011	0.00	Expired
Wasatch Long/Short Fund	Silicon Graphics International Corp. Call Opt. $16 111217		3,500	12/17/2011	0.00	Expired
Wasatch Long/Short Fund	Silicon Graphics International Corp. Call Opt. $16 111217		1,000	12/17/2011	0.00	Expired
Wasatch Long/Short Fund	Silicon Graphics International Corp. Call Opt. $15 111217		600	12/17/2011	0.00	Expired
Wasatch Long/Short Fund	Silicon Graphics International Corp. Call Opt. $15 111217		20	12/17/2011	0.00	Expired